NORTHERN INSTITUTIONAL FUNDS

                                   FORM N-SAR

                               File No. 811-03605

                     Semi-Annual Period Ended May 31, 2004

Exhibit Index

EX-99.77Ql(a): Copies of any material amendments to the registrant's charter or by-laws

Exhibits

EX-99.77Q1(a): Copies of any material amendments to the registrant's charter or by-laws

                          NORTHERN INSTITUTIONAL FUNDS
                          (a Delaware statutory trust)

                             By-Law Amendment No. 2
                             Adopted April 27, 2004

                                   Article IV

                                    Officers

                                      * * *

     Section 2. Term of Office and Qualifications. Except as stated in the next sentence, a Trustee shall retire and cease to serve as a Trustee as of the last day of the calendar year in which the Trustee attains the age of seventy two years. A Trustee who also serves as an audit committee financial expert for the Trust shall cease to serve as a Trustee as of the last day of the calendar year in which the Trustee attains the age of seventy three years.